ADVANCED ENERGY RECOVERY, INC.
                                   EXHIBIT 21
                           SUBSIDIARIES OF REGISTRANT




         Name                  State of Incorporation      Business Conduct Name
         ----                  ----------------------      ---------------------



Allen Drilling Acquisition
Company                             Nebraska                       Same

AIH Receivable
Management Services, Inc.           Kansas                         Same